UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2017

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2017, Malibu Boats, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc. as representatives (the “Representatives”) of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to offer, issue and sell 2,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”) to the Underwriters and also granted the Underwriters the option for a period of 30 days to purchase up to an additional 300,000 shares of Common Stock from the Company, in each case, at a price to the public of $25.25 per share (the “Offering”).

The Offering is being made pursuant to a prospectus supplement, dated August 9, 2017, to the prospectus, dated May 15, 2015 which was included in the Company’s shelf registration statement on Form S-3 (File No. 333-203976), filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2015 and declared effective by the Commission on May 15, 2015.

The Underwriting Agreement contains the terms and conditions for the sale by the Company of the shares of Common Stock to the Underwriters, customary representations, warranties and covenants by the Company, indemnification and contribution obligations by each of the parties to the Underwriting Agreement, and other terms and conditions customary in agreements of this type.

The Company intends to use all of the net proceeds, up to $50.0 million, from the Offering to repay amounts outstanding on the term loans of Malibu Boats, LLC, the Company’s wholly owned subsidiary, and to use the remaining net proceeds, if any, for general working capital purposes.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On August 14, 2017, the Company completed the Offering by selling 2,300,000 shares of Common Stock (which included 300,000 shares of Common Stock issued upon the exercise by the Underwriters on August 10, 2017 of the option to purchase additional shares of Common Stock) to the Underwriters at a price of $24.051 per share, after deducting underwriter discounts and commissions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2017, by and among Malibu Boats, Inc. and the Representatives

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

Date: August 14, 2017	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer